SUB-ITEM 77Q1(a)

        An Amendment, dated April 16, 2008, to the Declaration of Trust for MFS Variable Insurance Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 27 to the Registration Statement of MFS Variable Insurance Trust (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.